News Release

2000 W. Sam Houston Parkway South
Suite 1700
Houston, TX 77042
713-267-7600 Tel

BRISTOW GROUP INC. REPORTS FISCAL 2007 THIRD QUARTER
FINANCIAL RESULTS

HOUSTON (February 5, 2007) - Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2007 third quarter and nine months ended December 31, 2006.

Highlights included the following:

For the quarter ended December 31, 2006:
▪
Total revenue of $223.8 million increased by 16.4 percent over the third quarter a year ago due to increased revenues in most of our business units driven by a favorable change in mix of aircraft operating, improved pricing and the addition of new aircraft;

▪	Operating income of $21.0 million increased by 18.3 percent primarily due to increases in revenues and gains on sales of aircraft partially offset by higher maintenance and salary expenses;
▪
Net income of $10.5 million decreased 21.6 percent versus net income for the third quarter a year ago and earnings per diluted share of $0.31 decreased 45.6 percent compared to the same three-month period, primarily due to the items related to corporate activities discussed below under “Corporate Items Affecting the Comparability of Results”;

▪
In contrast to the nine-month period, diluted earnings per share for the quarter ended December 31, 2006 was reduced by the effect of inclusion of preferred stock dividends, and the weighted-average shares outstanding used to compute diluted earnings per share did not include the assumed conversion of preferred stock outstanding into common shares. The computation was different in the third quarter because inclusion of these shares and the adjustment for preferred stock dividends would have had an anti-dilutive effect for the period.

For the nine months ended December 31, 2006:
▪	Total revenue of $669.1 million increased by 17.9 percent over the same period a year ago due to increased flight hours, improved pricing and the addition of new aircraft;
▪	Operating income of $82.9 million increased by 51.1 percent primarily due to increases in revenues and gains on sales of aircraft partially offset by higher maintenance and salary expenses;
▪
Net income of $46.8 million rose 16.9 percent versus net income for the nine months ended December 31, 2005 and earnings per diluted share of $1.80 rose 5.9 percent compared to the same period a year ago, primarily due to the items related to corporate activities discussed below under “Corporate Items Affecting the Comparability of Results”;

▪
Diluted earnings per share for the nine months ended December 31, 2006 was reduced by the effect of weighted-average shares resulting from the assumed conversion of the preferred stock at the conversion rate that results in the most dilution. These shares were included in the calculation for the nine-month period, as inclusion of those shares was dilutive for the period.

Bristow Group Inc.	Page 2
Reports Fiscal 2007 Third Quarter Financial Results

Corporate Items Affecting Comparability of Results:

▪
Net income and diluted earnings per share for the quarter and nine-month period ended December 31, 2006 reflected the following items related to corporate activities (see attached table and accompanying notes for details and amounts by period) that affect the comparability of our results:

■	Costs expected to be incurred in connection with the resolution of the investigation by the U.S. Securities and Exchange Commission (“SEC”);
■	Legal fees incurred for the continuing Department of Justice (“DOJ”) investigation;
■	Acquisition costs previously deferred but expensed in the quarter ended December 31, 2006 because the acquisition is no longer probable;
■	Tax expense from the sale of the assets of Turbo Engines, Inc. (“Turbo”) on November 30, 2006, which increased the effective tax rates;
■
Foreign currency transaction gains and losses. However, the effects of these foreign currency transaction gains and losses were offset to a large extent by corresponding charges or benefits in the cumulative translation adjustment in stockholders’ investment with no overall economic effect;

■	The dilutive effect of preferred stock dividends or shares partially offset by interest income on unused offering proceeds.

Capital and Liquidity:
▪	The December 31, 2006 consolidated balance sheets reflect $849.1 million in stockholders’ investment and $259.9 million of indebtedness or 23.4 percent leverage;
▪	We had $219.7 million in cash and an undrawn $100 million revolving credit facility;
▪	We generated $67.9 million in cash from operations and spent $209 million on aircraft during the nine months ended December 31, 2006;
▪
Aircraft purchase commitments totaled $331.0 million with options totaling $386.2 million as of December 31, 2006. In early calendar year 2007, we added further commitments (for which no previous option existed) of $63.6 million.

William E. Chiles, president and chief executive officer of Bristow Group Inc., said, “We are pleased with our operating results for the December quarter, although net income and earnings per share were negatively affected by various items which related primarily to corporate events and activities and non-operating expenses. Strong customer demand for our services continued during the quarter and is expected for the foreseeable future. Based on this robust demand and the limited supply of aircraft, we ordered additional large aircraft during and subsequent to the third quarter. We expect to realize the earnings power of our investments in these and other new aircraft when a significant number of our new aircraft are placed in service and contributing to our earnings in late fiscal 2008.”

CONFERENCE CALL
Management will conduct a conference call starting at 10:00 a.m. EST (9:00 a.m. CST) on Tuesday, February 6, 2007, to review financial results for the three and nine months ended December 31, 2006. The conference call can be accessed as follows:

Via Webcast:
•	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com
•	Live: Click on the link for “Q3 2007 Bristow Group Inc. Earnings Conference Call”
•	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Bristow Group Inc.	Page 3
Reports Fiscal 2007 Third Quarter Financial Results

Via Telephone within U.S.:
•	Live: Dial toll free (800) 706-7749, passcode: 74135626
•	Replay: A telephone replay will be available through March 6, 2007, by dialing toll free (888) 286-8010, passcode: 44407139

Via Telephone outside the U.S.:
•	Live: Dial (617) 614-3474, passcode: 74135626
•	Replay: A telephone replay will be available through March 6, 2007 by dialing (617) 801-6888, passcode: 44407139

ABOUT BRISTOW GROUP INC.
Bristow Group Inc. is a leading provider of helicopter services to the worldwide energy industry. Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Brazil, Mexico, Nigeria, Russia and Trinidad. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company's Common Stock trades on the New York Stock Exchange under the symbol BRS.

FORWARD-LOOKING STATEMENTS DISCLOSURE
Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. These forward-looking statements include statements regarding customer demand, future results, the addition of new aircraft to our fleet, future investments and earnings power of aircraft. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly reports on Form 10-Q for each quarter during fiscal 2007 and the annual report on Form 10-K for the year ended March 31, 2006. Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Joe Baj - Bristow Group Inc.
(713) 267-7605
- more -
(financial tables follow)

Bristow Group Inc.	Page 4
Reports Fiscal 2007 Third Quarter Financial Results

BRISTOW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005

Gross revenue:
Operating revenue from non-affiliates	$191,301	$155,864	$564,426	$470,531
Operating revenue from affiliates	10,701	13,715	34,411	37,994
Reimbursable revenue from non-affiliates	20,668	21,751	66,884	56,091
Reimbursable revenue from affiliates	1,172	937	3,392	2,993
	223,842	192,267	669,113	567,609
Operating expenses:
Direct costs	151,193	126,120	438,534	375,182
Reimbursable expense	21,488	22,050	69,266	58,114
Depreciation and amortization	11,060	10,653	32,080	32,160
General and administrative	20,164	15,338	52,040	46,005
Loss (gain) on disposal of assets	(1,042)	374	(5,707)	1,276
	202,863	174,535	586,213	512,737
Operating income	20,979	17,732	82,900	54,872
Earnings from unconsolidated affiliates, net of losses	2,106	1,351	5,393	1,770
Interest income	3,841	898	6,200	2,879
Interest expense	(2,539)	(3,903)	(8,646)	(11,288)
Other income (expense), net	(5,226)	2,296	(11,319)	4,308
Income before provision for income taxes and minority interest	19,161	18,374	74,528	52,541
Provision for income taxes	(8,453)	(4,984)	(26,724)	(12,453)
Minority interest	(257)	10	(1,049)	(84)
Net income	10,451	13,400	46,755	40,004
Preferred stock dividends	(3,150)	-	(3,471)	-
Net income available to common stockholders	$7,301	$13,400	$43,284	$40,004

Earnings per common share:
Basic	$0.31	$0.57	$1.85	$1.71
Diluted	$0.31	$0.57	$1.80	$1.70
Preferred dividends declared per common share	$0.13	$-	$0.13	$-

Weighted average common shares outstanding:
Basic	23,506	23,343	23,428	23,335
Diluted	23,641	23,598	25,967	23,601

Bristow Group Inc.	Page 5
Reports Fiscal 2007 Third Quarter Financial Results

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Flight hours (excludes unconsolidated affiliates):
Helicopter Services:
North America	34,742	38,131	118,353	115,516
South and Central America	9,973	9,569	28,889	29,198
Europe	10,917	9,329	31,772	29,323
West Africa	9,733	8,867	27,795	25,836
Southeast Asia	3,059	3,117	9,328	8,844
Other International	2,641	1,728	7,119	5,020
Consolidated total	71,065	70,741	223,256	213,737

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Gross revenue:
Helicopter Services:
North America	$62,758	$56,869	$195,863	$170,571
South and Central America	13,488	11,427	40,130	31,811
Europe	73,256	59,998	216,767	181,903
West Africa	35,062	27,427	98,009	79,876
Southeast Asia	18,181	15,789	52,848	44,285
Other International	11,462	9,087	32,599	24,756
EH Centralized Operations	15,918	14,677	45,049	39,604
Intrasegment eliminations	(19,116)	(16,676)	(54,321)	(48,811)
Total Helicopter Services	211,009	178,598	626,944	523,995
Production Management Services	15,130	16,253	50,599	50,163
Corporate	-	8	(26)	40
Intersegment eliminations	(2,297)	(2,592)	(8,404)	(6,589)
Consolidated total	$223,842	$192,267	$669,113	$567,609

Operating income:
Helicopter Services:
North America	$9,078	$8,785	$29,341	$33,159
South and Central America	2,993	1,391	9,904	2,006
Europe	3,803	3,628	21,278	20,553
West Africa	3,153	1,806	6,381	5,911
Southeast Asia	1,956	1,701	5,056	2,786
Other International	905	2,192	5,340	4,376
EH Centralized Operations	5,565	3,302	15,472	2,601
Total Helicopter Services	27,453	22,805	92,772	71,392
Production Management Services	739	1,117	3,546	3,675
Gain (loss) on disposal of assets	1,042	(373)	5,707	(1,276)
Corporate	(8,255)	(5,817)	(19,125)	(18,919)
Consolidated total	$20,979	$17,732	$82,900	$54,872

Operating margin:
Helicopter Services:
North America	14.5%	15.4%	15.0%	19.4%
South and Central America	22.2%	12.2%	24.7%	6.3%
Europe	5.2%	6.0%	9.8%	11.3%
West Africa	9.0%	6.6%	6.5%	7.4%
Southeast Asia	10.8%	10.8%	9.6%	6.3%
Other International	7.9%	24.1%	16.4%	17.7%
EH Centralized Operations	35.0%	22.5%	34.3%	6.6%
Total Helicopter Services	13.0%	12.8%	14.8%	13.6%
Production Management Services	4.9%	6.9%	7.0%	7.3%
Consolidated total	9.4%	9.2%	12.4%	9.7%

Bristow Group Inc.	Page 6
Reports Fiscal 2007 Third Quarter Financial Results

BRISTOW GROUP INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	March 31,
	2006	2006
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$219,699	$122,482
Accounts receivable from non-affiliates, net of allowance for doubtful accounts of $3.1 million and $4.6 million, respectively	163,361	144,521
Accounts receivable from affiliates, net of allowance for doubtful accounts of $4.1 million and $4.6 million, respectively	16,887	15,884
Inventories	161,067	147,860
Prepaid expenses and other	12,701	16,519
Total current assets	573,715	447,266
Investments in unconsolidated affiliates	42,969	39,912
Property and equipment -- at cost:
Land and buildings	48,918	40,672
Aircraft and equipment	1,079,273	838,314
	1,128,191	878,986
Less: accumulated depreciation and amortization	(302,877)	(263,072)
	825,314	615,914
Goodwill	20,478	26,837
Prepaid pension costs	45,125	37,207
Other assets	10,163	9,277
	$1,517,764	$1,176,413
LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current liabilities:
Accounts payable	$36,466	$41,227
Accrued wages, benefits and related taxes	43,126	45,958
Income taxes payable	457	6,537
Other accrued taxes	8,647	6,471
Deferred revenues	14,127	9,994
Other accrued liabilities	37,149	31,083
Deferred taxes	10,892	5,025
Short-term borrowings and current maturities of long-term debt	22,198	17,634
Total current liabilities	173,062	163,929
Long-term debt, less current maturities	237,749	247,662
Accrued pension liabilities	153,609	136,521
Other liabilities and deferred credits	17,485	18,016
Deferred taxes	81,494	68,281
Minority interest	5,292	4,307
Commitments and contingencies

Stockholders' investment:
5.50% mandatory convertible preferred stock, $.01 par value, authorized and outstanding 4,600,000 shares; entitled on liquidation to $230 million; net of offering costs of $7.4 million	222,554	-
Common Stock, $0.01 par value, authorized 35,000,000 shares; outstanding: 23,534,536 shares as of December 31 and 23,385,473 shares as of March 31 (exclusive of 1,281,050 treasury shares)	235	234
Additional paid-in capital	166,559	158,762
Retained earnings	491,335	447,524
Accumulated other comprehensive loss	(31,610)	(68,823)
	849,073	537,697
	$1,517,764	$1,176,413

Bristow Group Inc.	Page 7
Reports Fiscal 2007 Third Quarter Financial Results

BRISTOW GROUP INC. AND SUBSIDIARIES
CORPORATE ITEMS AFFECTING THE COMPARABILITY OF RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 31, 2006		December 31, 2005
	Net Income Impact	Diluted Earnings Per Share Impact	Net Income Impact	Diluted Earnings Per Share Impact
Investigations:

SEC (1)	$(2,067)	$(0.09)	$(1,790)	$(0.08)

DOJ (2)	(462)	(0.02)	(712)	(0.03)

Acquisitions and divestitures:

Impairment of investment in Brazilian joint venture (3)	-	-	(758)	(0.03)

Expense of previously deferred acquisition costs (4)	(1,302)	(0.06)	-	-

Turbo asset sale (5)	(2,419)	(0.10)	-	-

Foreign currency transaction (gains) losses (6)	(2,352)	(0.10)	1,677	0.07

Preferred stock (7)	1,608	(0.07)	-	-

Total	$(6,994)	$(0.44)	$(1,583)	$(0.07)

	Nine Months Ended
	December 31, 2006		December 31, 2005
	Net Income Impact	Diluted Earnings Per Share Impact	Net Income Impact	Diluted Earnings Per Share Impact
Investigations:

SEC (1)	$(2,096)	$(0.08)	$(7,789)	$(0.33)

DOJ (2)	(1,041)	(0.04)	(1,064)	(0.05)

Acquisitions and divestitures:

Impairment of investment in Brazilian joint venture (3)	-	-	(794)	(0.03)

Expense of previously deferred acquisition costs (4)	(1,275)	(0.05)	-	-

Turbo asset sale (5)	(2,421)	(0.09)	-	-

Foreign currency transaction (gains) losses (6)	(6,450)	(0.25)	4,044	0.17

Preferred stock (7)	1,758	(0.16)	-	-

Total	$(11,525)	$(0.67)	$(5,603)	$(0.24)

Bristow Group Inc.	Page 8
Reports Fiscal 2007 Third Quarter Financial Results

__________

(1)
Represents costs incurred in conjunction with the SEC investigation regarding findings resulting from the internal review initiated by the Audit Committee of our board of directors in February 2005 to review certain payments made by two of our affiliated entities in a foreign country. The costs incurred for the three and nine months ended December 31, 2006 consist primarily of $3.0 million (pre-tax) recorded for costs and fees we currently expect to incur in connection with the resolution of the SEC investigation, a substantial portion of which relates to legal fees in connection with the investigation. There can be no assurance that the amounts currently recorded will be sufficient to resolve such matters or that such matters can ultimately be resolved until final action by the SEC.

(2)
Represents legal and other professional fees incurred in connection with a document subpoena received from the Antitrust Division of the DOJ in June 2005, which related to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the U.S. Gulf of Mexico focusing on activities during the period from January 1, 2000 to June 13, 2005.

(3)
Represents an impairment charge recorded during the three months ended December 31, 2005 to reduce the recorded value of our 50% investment in Aeroleo Taxi Aereo S.A. (“Aeroleo”), our Brazilian affiliate, as we expected at that time that our investment would not be recoverable. On December 22, 2006, we entered into an agreement to terminate our ownership interest in Aeroleo. The closing of this transaction is pending approval from a regulatory agency in that country and is expected to result in a pre-tax gain of approximately $2.5 million.

(4)	Represents expense recorded in December 2006 for acquisition costs previously deferred in connection with an acquisition we were evaluating as we determined that the acquisition is no longer probable.

(5)
On November 30, 2006, we completed a sale of the assets of our aircraft engine overhaul business, Turbo, to Timken Alcor Aerospace Technologies, Inc. (“Timken”) for approximately $14.6 million ($13.2 million of which was received in cash upon closing of the transaction), including estimated post-closing adjustments. The sale was effective November 30, 2006 and resulted in a pretax gain of $0.1 million. However, the transaction resulted in additional tax expense of $2.5 million related to non-deductible goodwill recorded at the time we acquired Turbo in 2001.

(6)
Represents foreign currency transaction gains and losses resulting from changes in exchange rates during the applicable periods, primarily related to the British pound sterling. These gains and losses arose primarily from U.S. dollar-denominated transactions entered into by Bristow Aviation Holdings, Ltd., one of our consolidated subsidiaries (whose functional currency is the British pound sterling). The effects of these foreign currency transaction gains and losses were offset to a large extent by corresponding charges or benefits in the cumulative translation adjustment in stockholders’ investment with no overall economic effect.

(7)
Represents the effect of the preferred stock offering completed in September and October 2006. The net income effect results from interest income earned on cash proceeds generated from the offering. Diluted earnings per share for the three months ended December 31, 2006 was reduced by the effect of the inclusion of preferred stock dividends in the calculation for that period, partially offset by the impact of higher interest income. Weighted-average earnings per share for the three months ended December 31, 2006 excluded the assumed conversion of preferred stock outstanding into common shares as the result of the inclusion of these shares and the adjustment for preferred stock dividends would have been anti-dilutive for the period. Diluted earnings per share for the nine months ended December 31, 2006 was reduced by the effect of the inclusion of weighted average shares resulting from the assumed conversion of the preferred stock at the conversion rate that results in the most dilution, partially offset by the impact of higher interest income.